UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2012

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 345-2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The Board of Directors of the Mutual Reinsurance Bureau (MRB) underwriting association has announced that it will begin operating with five participants due to the addition of Church Mutual Insurance Company (Church Mutual) effective January 1, 2013.  As a result, the Registrant’s parent, Employers Mutual Casualty Company (Employers Mutual), will become a one-fifth participant in MRB, down from its current one-fourth participation.  Under the terms of the Quota Share Agreement between the Registrant’s reinsurance subsidiary and Employers Mutual, the reinsurance subsidiary assumes 100 percent of Employers Mutual’s assumed reinsurance business, including the MRB business, subject to certain exceptions.  The addition of Church Mutual to MRB will strengthen MRB’s surplus base and should favorably impact future marketing efforts.  Although Employers Mutual’s participation in MRB will decline from 25 percent to 20 percent in 2013, premium income assumed from MRB is expected to increase due to a projected increase in business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on December 21, 2012.

EMC INSURANCE GROUP INC.
Registrant

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and Chief Financial Officer